As filed with the Securities and Exchange Commission on January 3, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 1, 2003

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3382	Carolina Power & Light Company 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina	56-0165465

The address of the registrant has not changed since the last report.

ITEM 5.    OTHER EVENTS

ASSUMED NAME FILING.  As of January 1, 2003, Carolina Power & Light Company began doing business under the assumed name “Progress Energy Carolinas, Inc.” No changes to Carolina Power & Light Company’s Articles of Incorporation resulted from its use of an assumed name and its legal name remains Carolina Power & Light Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA POWER & LIGHT COMPANY Registrant

By:	/s/ Peter M. Scott III
Peter M. Scott III Executive Vice President and Chief Financial Officer

Date: January 3, 2003

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